                                                                  Exhibit 99.1

                                                Balance at    Charged to  Charged to
                                                Beginning     Costs and      Other
Description                          Date       of Period      Expenses    Accounts
----------------                -------------  -------------- ----------- ----------------
Allowance for doubtful
   accounts.................... January 1, 1994   $ 137,000    $ 121,000     $   -
                                January 1, 1995     239,000        2,000
                                January 1, 1996     211,000       10,000
                                May 1, 1996         202,000       27,000      243,000  (b)
                                April 27, 1997      471,000      (64,000)     293,000  (b)

Accumulated amortization of
   intangibles..................January 1, 1994   1,540,000      757,000
                                January 1, 1995   2,297,000    1,098,000
                                January 1, 1996   2,614,000      203,000
                                May 1, 1996       2,817,000      566,000
                                April 27, 1997    3,324,000    2,061,000



                                         Balance
                                        at End of
 Deductions              Date             Period
----------------    ----------------- -----------
$ (19,000) (a)   December 31, 1994    $ 239,000
  (30,000) (a)   December 31, 1995      211,000
  (19,000) (a)   April 30, 1996         202,000
   (1,000) (a)   April 26, 1997         471,000
   16,000  (a)   April 25, 1998         716,000

                 December 31, 1994    2,297,000
(781,000) (c)    December 31, 1995    2,614,000
       -  (c)    April 30, 1996       2,817,000
 (59,000) (c)    April 26, 1997       3,324,000
 (24,000) (c)    April 25, 1998       5,361,000


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(a)  Represents write-offs of uncollectible accounts receivable.

(b) Allowance for doubtful accounts acquired in purchase acquisitions.

(c) Represents (write-offs) / recoveries of fully amortized intangible assets.